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                                                                    Exhibit 7.A.


                  [Sutherland Asbill & Brennan LLP Letterhead]


                                 April 24, 2000



Board of Directors
Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE  19173

                  RE: PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA PROVIDENTMUTUAL VARIABLE LIFE SEPARATE ACCOUNT
                           FILE NO.  333-82611

Directors:


                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 1 of the Registration Statement on Form S-6 for Providentmutual Variable Life Separate Account (File No. 333-82611). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                             Sincerely,

                                             SUTHERLAND ASBILL & BRENNAN LLP




                                             By:   /s/ Stephen E. Roth
                                                -------------------------------
                                                     Stephen E. Roth